UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 16, 2015, Eagle Bulk Shipping Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were a total of 38,232,054, shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A total of 37,078,628 shares of the Company’s common stock, constituting a majority of the Company’s outstanding shares of common stock entitled to vote at the Annual Meeting, were represented at the Annual Meeting either in person or by proxy. At the Annual Meeting, the Company’s shareholders voted on the following matters and cast their votes as described below.

1.            The following persons were elected as directors of the Company to serve until the Company’s 2016 Annual Meeting of Shareholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal, by the following number of votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Randee E. Day	32,933,865	11,756	4,133,007
Justin A. Knowles	32,933,893	11,728	4,133,007
Paul M. Leand Jr.	32,296,273	649,348	4,133,007
Stanley H. Ryan	32,930,061	15,560	4,133,007
Bart Veldhuizen	32,891,284	54,337	4,133,007
Gary Vogel	32,936,297	9,324	4,133,007
Gary Weston	32,891,411	54,210	4,133,007

2.            The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2015, was approved by the following number of votes:

Votes For	Votes against	Abstentions	Broker Non-Votes
36,259,148	786,996	32,484	—

There were no broker non-votes.

3.            To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.

Votes For	Votes against	Abstentions	Broker Non-Votes
30,623,384	2,321,740	497	4,133,007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: December 18, 2015	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer

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